               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 15, 2001 accompanying the consolidated financial statements of The Manufacturers Life Insurance Company of America and to the use of our report dated February 2, 2001 accompanying the financial statements of Separate Account Three of The Manufacturers Life Insurance Company of America in Post-Effective Amendment No. 4 to the Registration Statement No. 333-66303 on Form S-6 and related prospectus of Separate Account Three of The Manufacturers Life Insurance Company of America.






Philadelphia, Pennsylvania
April 19, 2001